As filed with the Securities and Exchange Commission on December 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVIDITY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1336960
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10578 Science Center Drive, Suite 125

San Diego, California 92121

(858) 401-7900

(Address of Principal Executive Offices)

AVIDITY BIOSCIENCES, INC. 2020 INCENTIVE AWARD PLAN

AVIDITY BIOSCIENCES, INC. 2022 EMPLOYMENT INDUCEMENT INCENTIVE AWARD PLAN

(Full Title of the Plans)

Sarah Boyce

President and Chief Executive Officer

Avidity Biosciences, Inc.

10578 Science Center Drive, Suite 125

San Diego, California 92121

(858) 401-7900

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Cheston J. Larson

Matthew T. Bush

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement registers the offer and sale of an additional 3,500,000 shares of common stock of Avidity Biosciences, Inc. for issuance under the 2020 Incentive Award Plan (the “2020 Plan”) as well as the offer and sale of 1,500,000 shares of common stock for issuance under the Avidity Biosciences, Inc, 2022 Employment Inducement Incentive Award Plan (the “ 2022 Plan”). In accordance with Instruction E to Form S-8, the contents of the prior registration statements on Form S-8, File No. 333- 264841, filed with the Securities and Exchange Commission (“SEC”) on May 10, 2022 and Form S-8, File No. 333-239148, filed with the SEC on June 12, 2020, in each case previously filed with respect to the 2020 Plan, are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Avidity Biosciences, Inc. is sometimes referred to as “registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)

our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by us with the SEC on March 1, 2022, which contains our audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and filed by us with the SEC on May 10, 2022, August 9, 2022 and November 8, 2022;

(c)	our Current Reports on Form 8-K filed by us on January 6, 2022, June 17, 2022, September 27, 2022, October 4, 2022, October 13, 2022, December 5, 2022, December 14, 2022 and December 16, 2022; and

(d)

the description of our common stock set forth in our registration statement on Form 8-A12B (Registration No. 001-39321), filed by us with the SEC under Section 12(b) of the Securities Exchange Act of 1934, (the “Exchange Act”), on June 9, 2020, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation	8-K	001-39321	3.1	6/16/2020

3.2	Amended and Restated Bylaws	8-K	001-39321	3.2	6/16/2020

4.1	Form of Common Stock Certificate	S-1	333-238612	4.1	5/22/2020

4.2	Amended and Restated Registration Rights Agreement, dated November 8, 2019, by and among the registrant and certain of its stockholders	S-1	333-238612	4.2	5/22/2020

4.3	Description of Registered Securities	10-K	001-39321	4.3	3/15/2021

5.1	Opinion of Latham & Watkins LLP					X

10.1	Avidity Biosciences, Inc. 2020 Incentive Award Plan, including form of stock option grant notice and stock option agreement thereunder	S-1/A	333-238612	10.2	6/8/2020

10.2	Avidity Biosciences, Inc. 2022 Employee Inducement Incentive Award Plan, including form of stock option grant notice and stock option agreement and form of restricted stock unit grant notice and restricted stock unit agreement thereunder					X

23.1	Consent of BDO USA, LLP, independent registered public accounting firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (see signature page)					X

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 21, 2022.

AVIDITY BIOSCIENCES, INC.

By:	/s/ Sarah Boyce
Sarah Boyce President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Sarah Boyce and Michael F. MacLean, jointly and severally, his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sarah Boyce Sarah Boyce	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2022

/s/ Michael F. MacLean Michael F. MacLean	Chief Financial and Chief Business Officer (Principal Financial Officer and Principal Accounting Officer)	December 21, 2022

/s/ Troy Wilson, Ph.D., J.D. Troy Wilson, Ph.D., J.D.	Chairman of the Board of Directors	December 21, 2022

/s/ Carsten Boess Carsten Boess	Director	December 21, 2022

/s/ Noreen Henig, M.D. Noreen Henig, M.D.	Director	December 21, 2022

/s/ Edward Kaye, M.D. Edward Kaye, M.D.	Director	December 21, 2022

/s/ Jean Kim Jean Kim	Director	December 21, 2022

/s/ Eric Mosbrooker Eric Mosbrooker	Director	December 21, 2022

/s/ Tamar Thompson Tamar Thompson	Director	December 21, 2022